BYLAWS

OF

THE GOLD CHAIN MINING COMPANY

ARTICLE I OFFICE

The Corporation shall maintain such offices, within or without the State of Utah, as the Board of Directors may from time to time designate. The location of the principal office may be changed by the Board of Directors.

ARTICLE II SHAREHOLDERS' MEETING

Section 2.1 Annual

The annual meeting of the shareholders of the Corporation . shall be held at such place within or without the State of Utah and on such date and at such time, being the same from year to year, as shall be set forth or as may be modified in compliance with these Bylaws. Ifthe meeting date falls on a legal holiday, the meeting shall be scheduled for the next businessday. Thismeetingshallbefortheelectionofdirectorsandforthetransactionofsuchother business as may properly come before it. The failure to hold an annual meeting does and shall not affect the validity o f any corporate action

Section 2.2 Special Meetings

Special meetings of the shareholders. other than those regulated bv statute, may be called at any time bv the President or any other executive officer under the President's discretion, or a majority of the directors, and must be called by the President upon delivery to the Corporation's Secretary of the written demand(s) and stated purposes for calling a special meeting by the holders of shares representing not less than 10% of all votes entitled to be cast at such special meeting. Written notice shall be given ofsuch meeting stating the place, the date and hour of the meeting, the purpose or purposes for which it is called, and the name of the person or persons by whom or at whose direction the meeting is called. The notice shall be given to each shareholder of record in the same manner as notice of the annual meeting. No business other than that specified in the notice of special meeting shall be transacted at any such special meeting.

Section 2.3 Notice of Shareholders.

The Secretary shall give written notice stating the place, day, and hour ofthe meeting, and in the case ofa special meeting, the purpose or purposes for which the meeting is called, which shall be delivered not less than ten nor more than sixty days before the day of the meeting, either person.ally or by mail to each shareholder of record entitled to vote at such meeting, or as otherwise may be permitted by law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at such shareholder's address as it appears on the books ofthe Corporation. with postage thereon prepaid.

Section 2.4 Waiver ofNotice.

A shareholder may waive any notice required to be given by these Bylaws, or the Articles ofIncorporation o f this Corporation, or any o f the corporation laws of the State of Utah, before or after the meeting or action that is the subject of such notice. A valid waiver is created by any of the following three methods: (a) in v.TIting, signed by the shareholder entitled to the notice and delivered to the Corpor.ation for inclusion in its corporate records; (b) " auendance at the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; or (c) failure to object at the time of presentationof a matter not within the purpose or purposes described in the meeting notice.

Section 2.5 Place of Meeting.

The Board of Directors may designate any place, either within or without the State of Utah, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. Shareholders may by waiver or consent any place, either within or without the State of Utah, as the place for the holding of any such meeting. If no designation is made, the place of the meeting shall be the principal office of the Corporation.

Section 2.6 Record Date

The Board of Directors may fix a date not less than ten nor more than seventy days prior to any meeting or any action requiring a determination of shareholders as the record date for the purpose ofdetermining shareholders entitled to notice ofand to vote at such meeting of the shareholders, or as otherwise may be authorized or required by law.

Section 2.7 Quorum

A majority in interest of all the outstanding shares of the Corporation entitled to vote on a maUer, represented by shareholders ofrecord in person or by proxy, shall constitute a quorum of that voting group for action on that maUer. Once a share is represented at a meeting, other than to object to holding the meeting or transacting business, it is deemed to be present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. Ifless than a majori1:Y of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At a meeting resumed after any such adjournment at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of shareholders in such number that less than a quorum remain. If a quorum exists, action on a matter is approved by a voting group if the votes cast within the voting group favoring . the action exceed the votes cast within the voting group opposing the action, unless the question is one upon which by express provision of law or of the Articles of Incorporation or of these Bylaws a different vote is required.

Section 2.8 Voting

A holder of an outstanding share entitled to vote at a meeting may vote at a meeting in person or by proxy. Except as may otherwise be provided in the Articles of Incorporation, and subject to the provisions of the Corporation laws of the State of Utah, every shareholder shall be entitled to one vote for each share, regardless of class of stock. standing in such shareholder's name on the official record of shareholders. Except as otherwise provided herein, or in the Articles of Incorporation, or any express provision of law, all corporate action shall be determined by a majority of the votes cast on each matter at a meeting or by written consent of shareholders by the holders of shares entitled to vote thereon.

Section 2.9 Proxies.

At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by such shareholder's duly authorized attorney in fact. Such proxy shall be filed with the.Secretary of the Corporation before or at the time of the meeting and shall be effective when received by t.he person authorized to tabulate votes for the Corporation. No proxy shall be valid after eleven months from the of its execution, unless a longer period is otherwise expressly provided for in the proxy.

Section 2.10

Informal Action bv Shareholders. Any action required to be taken at a meeting of the shareholders, except for the election of directors, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting and without prior notice, if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of . outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted with respect to the subject matter thereof.

Section 2.11

Adiourrunent ofMeeting. A majority ofthe shares represented at the meeting, even if less than a quorum, may adjourn the meeting from time to time. At such reconvened meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally presented by notice. If a meeting is adjourned to a different date, time, or place, notice need not be given of the new date, time, or place if a new date, time, or place is announced at the meeting before adjournment; however, if a new record date for the adjourned meeting is or must be fixed in accordance with the corporate laws of the State of Utah, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 General Powers.

All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors, except as otherwise provided by the Articles of Incorporation. The Board of Directors may adopt such rules and regulations for the conduct of its meetings and the management ofthe Corporation as it deems proper.

Section 3.2 Number. Tenure. and Qualifications.

The business. affairs. and assets of the Corporation shall be managed by a Board whose number of directors shall not be less than one nor . more than twelve. Each director shall hold office until the next annual meeting of shareholders or until a successor shall have been elected and qualified. Directors need not be residents o f the State of Utah or shareholders of the Corporation but must have reached at least the age of majority. The nwnber ofdirectors may at any time be changed by a resolution adopted by the Board ofDirectors or by consent of a majority of the shareholders at any regular or special shareholders meeting..

Section3.3 Regular Meetings:Notice.

A regular meeting of the Board of Directors shall be held without other notice than by this Bylaw, immediately following and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, consent, or waiver, the date, time and place for the holding of additional meetings without other notice or authority than this Bylaw.

Section 3.4 Special Meetings; Notice.

Special meetings of the Board of Directors may be called by order of the Chairman of the Board, the President, or by the VlIitten request of at least one- third of the directors. The Secretary shall give notice of the date, time, and place, and may give notice of the purpose or purposes of each special meeting by mailing the same at least two days before the meeting or by telephoning or telefaxing the same at least one day before the meeting to each director.

Section3.5 Waiver of Notice.

A director may waive notice of a special meeting of the Board either before or after the meeting, and such waiver shall be deemed to be equivalent of giving notice. The waiver must be in writing, signed by the director and entitled to the notice and delivered to the Corporation for inclusion in its corporate records. Attendance of a director at a meeting shall constitute waiver of notice of that meeting unless said director attends for the express purpose of objecting to the transaction of business because the meeting has not been lawfully called or convened.

Section 3.6 Quorum of Directors.

A majority of the membe:rs of the Board of Directors shall constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice. 'Vr'hen a quorum is present at any meeting, a majority of the members present thereat shall decide any question brought before such meeting, except as otherwise provided by the Articles ofIncorporation or by these Bylaws. At any meeting at which every director shall be present, even though without any notice, any business may be transacted.

Section 3.7 Adjournment of Directors Meeting.

A majority of the directors present, even if less than a quorum, may adjourn a meeting and continue it to alater time. Notice of the adjourned meeting or ofthe business to be transacted there shall not be necessary, other than by announcement at the meeting of which the adjournment is taken. At an adjourned meeting at which fa quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

Section 3.8 Manner of Acting.

At all meetings of the Board of Directors, each director shall have one vote. The act of a majority present at a meeting shall be tbe act of the Board of Directors, provided a quorum is present. Any action required to be taken or which may be taken at a meeting of the directors may be taken without a meeting if a consent in writing setting forth the actionso taken shall be signed by a majority of the members of the Board o fDirectors. The directors may conduct a meeting by means of a telephone conference or any similar communications equipment by which every director participating in the meeting is able to satisfactorily communicate with each other director.

Section 3.9 Vacancies.

A vacancy in the Board of Directors shall be deemed to exist in case of death, resignation, or removal of any director, or if the authorized number of directors be increased, or if the shareholders fail at any meeting of shareholders at which any director is to be elected, to elect the then currently authorized number of directors to be elected at that mec:ting. Unless otherwise provided by law, in case of any vacancy in the Board of Directors, including a vacancy resulting from an increase in the number of directors, the remaining directors, whether constituting a quorum or not, or the shareholders may fill the vacancy.

Section 3.10 Resignations of Director.

A director may resign at any time by giving the Board of Directors written notification thereof and delivering it to the Board of Directors, its Chairperson, the President, or Secretary of the Corporation. Such resignation shall become effective upon its acceptance by the Board of Directors, unless the notice specifies a later effective date, or the Board informs the resigning director in writing ofa differently deemed effective date; provided, however, that if the Board of Directors has not acted thereon within ten days from the date the \vrinen resignation is delivered, the resignation shall be deemed accepted on the eleventh day.

Section 3.11 Removals of Director from Office.

Directors may be removed from office with cause at any time at a special meeting called expressly for that purpose by unanimous vote of all other members of the Board of Directors, or with or without cause by vote of the shareholders holding a majority of the shares issued and outstanding and entitled to vote on the record date of that meeting. A director may be removed only if the nwnber of votes cast for removal exceeds the number of votes cast against removal. The vacancy created by such removal shaIl be filled by the directors then in office, though less than a quorum. Tne newly appointed director shall hold office until the next annual meeting or until a successor is duly elected and qualified. except that any . directorship to be filled by reason of removal by the shareholders may be filled by election. by the shareholders, at the meeting at which the director is removed. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of that director's tenn of office.

Section 3.12 Presumption of Assent.

A director of the Corporation who is present at a meeting ofthe Board ofDirectors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless: a. The director objects at the beginning of the meeting, or promptly upon the director's arrival, to holding the meeting or transacting business at the meeting; b. The director's dissent or abstention from the action taken is entered in the minutes of the meeting; or c. Unless the director shall file written dissent or abstention with the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

Section 3.13 Compensation.

By resolution of the Board of DireclOrs, a director may be paid expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid by cash, stock, or other similar consideration, a fixed sum of compensation for attendance at each meeting of the Board of Directors, or a stated salary as director, or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 3.14 Emen:encv power.

When the directors are incapacitated or otherwise unable' to attend the meetings and function as directors, due to a death or national disaster, natural catastrophe, or similar force majeure, a majority of the remaining members ofthe Board ofDirectors shall have all the powers necessary to function as a complete Board and, for the purpose of doing business and filling vacancies, shall constitute a quorum until such time as all directors are again able to attend, or vacancies can be filled pursuant to these Bylaws.

Section 3.15 Chairman of the Board.

The Board of Directors in its discretion may elect from its own members a Chairman of the Board, who shall preside at all meetings of the Board of Directors, and shall have such other powers and shall perform such other duties as may be prescribed from time to time by the Board ofDirectors.

Section 3.16 Board Committees. The Board ofDirectors, by special resolution adopt1ed by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees, each of which:

a. Must have two (2) or more members; b. Must be governed by the same rules regarding meetings. action without meetings, notice, and waiver of notice, and quorum and voting requirements as applied to the Board of Directors; and c. To the extent provided in such resolution. shall have and may exercise all the authority of the Board of Directors, except no such committee shall have the authority to:

(I) Authorize or approve a distribution except according to a general formula or method prescribed by the Board of Directors; (2) Approve or propose: to shareholders any action which by law requires the approval, proposal, or recommendation of the full Board of Directors for . subsequent vote and approval by the shareholders; (3) Fill vacancies on Board ofDirectors or on any of its committees; (4) Amend Articles of Incorporation; (5) Adopt, amend, or Bylaws; (6) Approve a plan or merger not requiring shareholder approval; or (7) Authorize or approve the issuance, sale, or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations on a class or series of shares; except that the Board of Directors may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed in such special resolution by the Board of Directors.

ARTICLE IV

OFFICERS

The officers of the Corporation shall be a president, one or more vice presidents, a secretary, and a treasurer, each ofwhom shall be elected by a majority ofthe Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. In its discretion, the Board of Directors may leave unfilled, for any such period as it may determine, any office except those ofpresident and secretary. Any two or more offices may be held by the same person. except the offices of president and secretary. Officers may, but are not required to, be directors or shareholders of the Corporation.

Section 4.2 Election and Term ofOffice.

The officers ofthe Corporation are to be elected by the Board of Directors at the flrst meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officers shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any officer may resign at any time by delivering a 'written resignation either to the President or to the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 4.4 Removal.

Any officer or agent may be removed by the Board of Directors whenever in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be withthout prejudice to the contract rights, if any, of the persons r emoved. Election or appointment of an officer or agent shall not of itself create contract rights. Any such removal shall require a majority vote of the Board of Directors, exclusive of the officer in question, if he is also a director.

A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, or if a new office shall be created, may be filled by the Board of Directors for the unexpired portion of the term.

The President shall be the chief executive and administrative Qfficer Qf the Corporation. He shall preside at all meetings Qf the sharehQlders and, in the absence Qf the Chairman of the Board at meetings of the Board of Directors. Heshallexercisesuchduties as customarily pertain to the Qffice Qf President and shall have general and active supervision Qver . the property, business, and affairs Qfthe Corporation, and Qver its several officers. He may appQint officers, agents, or employees Qther than those appointed by the Board of Directors. He may sign, execute, and deli ver in the name Qf the Corporation Powers of attorney, contracts, bonds. and other obligations, and shall perfoI1l1 such other duties as may be prescribed from time to time by the Board Qf Directors or by the Bylaws.

Section 4.7 Vice Presidents.

The Vice Presidents each shall have such powers and perfoI1l1 such duties as may be assigned to them by the Board of DirectQrs or the President. In the absence or disability of the President, the Vice President designated by the Board or the President shall perfoI1l1 the duties and exercise the PQwers Qfthe President. In the event there is more than one Vice President and the Board Qf Directors has not designated which Vice President is tQ act as President, then the Vice President who was elected first shall act as President. A Vice President may sign and execute contracts and other Qbligations penaining to the regular CQurse of his duties.

The Secretary shall keep the minutes of all meetings Qf the shareholders and Qfthe BQard QfDirectors and to the extent Qrdered by the Board of Directors or the President, the minutes o f meetings Qf all committees. The Secretary shall cause notice to be given Qf meetings of shareholders, Qf the BQard of Directors, and of any committee appointed by the Board. The Secretary shall have custQdy Qf the corporate seal and general charge of the records, documents, and papers of the CorporatiQn not penaining to the perfoI1l1ance of the duties vested in other officers, which shall at all reasonable times be open to the examination of any director. The Secretary may sign or execute contracts with the President or a Vice President thereunto authorized in the name of the company and affix the seal of the Corporation thereto. The Secretary shall perform such other duties as may be prescribed from time to time by the Board of Directors or by . the Bylaws. The Secretary shall be sworn to the faithful discharge of his/her duties. Assistant Secretaries shall assist the Secretary and shall keep and record such minutes of meetings as shall be directed by the Board of Directors.

The Treasurer shall have general custody of the collection and disbursement of funds of the Corporation. The Treasurer shall endorse on behalf of the Corporation for collection checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such bank or banks or depositories as the Board of Directors may designate. The Treasurer may sign, with the President, or such other persons as may be designated for the purpose by the Board of Directors, all bills of exchange or promissory notes of the Corporation. The Treasurer shall enter or cause to be entered regularly in the books of the Corporation full and accurate accounts of all monies received and paid by himfher on account of the Corporation; shall at all reasonable times exhibit the books and accounts to any director of the Corporation upon application at the office of the Corporation during business hours; and, whenever required by the Board of Directors or the President, shall render a statement ofhislher accounts. The Treasurer shall perform such other duties as may be prescribed from time to time by the President, the Chairrnan of the Board, the Board of Directors, or by the Bylaws.

Section 4.10 General Manager.

The Board of Directors may employ and appoint a General Manager who may, or may not, be one of the officers or directors of the Corporation. If employed by the Board of Directors, he/she shall be the chief operating officer of the Corporation and, subject to the directions of the Board of Directors, shall have general charge of the business operations of the Corporation and general supervision over its employees and agents. He/she shall have exclusive priority over management ofthe business ofthe Corporation and ofall ofits dealings, but at all times subject to the control ofthe Board ofDirectors. Subject to the approval ofthe Board ofDirectors or the executive committee, he/she shall employ all employees of the Corporation, or delegate such employment to subordinate officers, or such division officers, or such division chiefs, and shall have authority to discharge any person so employed. He shall make a report to the President and directors quarterly, or more often if required to do so, setting forth the result of the operations under his charge, together with suggestions looking to the improvement and betterment of the condition of the Corporation, and to perform such other duties as the Board of Directors shall require.

Section 4.11 Other Officers.

Other officers shall perform such duties and have such as may be assigned to them by the Board of Directors. Section 4.12 Salaries.

The salaries or other compensation, in the form of cash, stock, or similar consideration, ofthe officers ofthe Corporation shall be fixed from time to time by the Board of Directors except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the Corporation.

Section 4.13 Surety Bonds.

In case the Board of Directors shall so require, any officer or agent ofthe Corporation shall execute to the Corporation a bond in such sums and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting for all property, monies, or securities ofthe Corporation which may come into his hands,

ARTICLE V COMMlITEES

Section 5.1 Executive Committee.

The Board of Directors may appoint from among its members an Executive Committee ofnot less than two nor more than seven members, one ofwhom shall be the President, and shall designate one or more of its members as alternates to serve as a member or members of the Executive Committee in the absence of a regular member or members. The Board of Directors reserves to itself alone the power to declare dividends, issue stock, recommend to shareholders any action requiring their approval, change the membership of any committee at any time, fill vacancies therein, and discharge any committee either with or without cause at any time. Subject to the foregoing limitations, the Executive Committee shall possess and exercise all other powers of the Board of Directors during the intervals between meetings.

Section 5.2 Other Committees.

The Board of Directors may also appoint from among its 0\\>11 members such other committees as the Board may determine, which shall in each case consist of not less than two directors, and which shall have such powers and duties as shall from time to time be prescribed by the Board. The President shall be a member ex officio of each committee appointed by the Board of Directors. A majority of the members of any committee may fix its rule's of procedure.

ARTICLE VI

CONTRACTS, LOANS, CHECKS, AND DEPOSITS

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 6.2 Officers and Directors Contracts.

No .contract, act, or other transaction between this Corporation and any other person, firm, or corporation shall be affected by the fact that a director or officer of this Corporation is a party to or is interested in such contract, act, or transaction, or in any way connected with such person, firm, or corporation, or is a director or officer of such other corporation. Any director or officer of this Corporation, individually or jointly, may be a party to or may be interested in any contract, act, or other transaction o f this Corporation or in which this Corporation is interested.

No loan or advances shall be contracted on behalf o f the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name, and no property of the Corporation shall be mortgaged, pledged, hypothecated.. or transferred as security for the payment of any loan, advance, indebtedness. or liability of the Corporation unless and except as authorized by the Board ofDirectors. Any such authorization may be general or confined to specific instances.

All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may select, or as may be selected by any officer or agent authorized to do so by the Board ofDirectors.

Section 6.5 Checks and Drafts.

All notes, drafts. acceptances, checks. endorsements, and evidences of indebtedness ofthe Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

Section 6.6 Bonds and Debentures.

Every bond or debenture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice President and by the Treasurer or by the Secretary, and may be sealed with the seal of the Corporation. The seal may be facsimile, engraved, or printed. Where such bond or debenhtre is authenticated with the manual signature of an authorized officer of the Corporation or other tmstee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation's officers named thereon may be facsimile. In case any officer who signed, or whose facsimile signature has been used on any such bond or debenture, shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

ARTICLE VII

CAPITAL STOCK

Section 7.1 Certificate of Share.

The shares of the Corporation shall be represented by . certificates prepared by the Board ofDirectors and signed by the President or the Vice President. and by the Secretary, or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or one ofits employees. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, wi':h the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed, or mutilated certificate. a new one may be issued therefore upon such tenus and indemnity to the Corporation as the Board of Directors prescribe.

Section 7.2 Transfer ofShares.

Transfer ofshares ofthe Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certifIcate for such shares. The person, persons, or enlity in whose name shares stand on the books ofthe Corporation shall be deemed by the Corporation to be the beneficial owner of record thereof for all purposes.

Section 7.3 Transfer and The Board of Directors shall have power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of . stock of any class, and may require that stock certificates shall be countersi.gned and registered by one or more of such transfer agents and registrars.

Section 7.4 Lost or Destroyed Certificates.

The Corporation may issue a new certificate to replace any certificate theretofore issued by it alleged to have been lost or destroyed. The Board of Directors may require the owner of such a certificate or such person's legal representative(s) to give the Corporation a bond in such sum and with such sureties as the Board of Directors may direct to indemnify the Corporation and its transfer agents and registrars, if any, against claims that may be made on account of the issuance of such new certificates. A new certificate may be issued without requiring any bond.

Section 7.5 Consideration for Shares.

The capital stock ofthe COIporation shall be issued for such consideration, but not less than the par value thereof, as shall be fixed from time to time by theBoardofDirectors. Intheabsenceoffraud,thedeterminationoftheBoardofDirectorsastothe value of any property or services received in full or partial payment of shares shall be conclusive.

Section 7.6 Registered Shareholders.

The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact, and shall not be bound to recognize any equitable or other claim to or on behalf of the Corporation, any and all of the rights and powers incident to the ownership of such stock at any such meeting, and shall have power and authority to execute and deliver proxies and consents on behalfofthe Corporation in connection with the exercise by the Corporation of the rights and powers incident tot he ownership of such stock. The Board ofDirectors, from time to time, may confer like powers upon any other person or persons.

ARTICLE VIII

INDEMNIFICATION

Section 8.1 Indernnification.

No officer or director shall be personally liable for any obligations arising out of any acts or conduct of said officer or director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and each person's heirs and administrators who shall serve at any time hereafter as a director or officer of the Corporation from and against any and all claims, judgments, and liabilities to which such persons shall become subject by reason of such person having heretofore or hereafter been a director or officer of the Corporation, or by reason of any action alleged to have been heretofore or hereafter taken or omitted to have been taken by such person as such director or officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability; including power to defend such person from all suits to the full extent as is provided for under the provisions of the Revised Utah Business Corporation provided, however, that no such person shall be indemnified against or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which such person may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided for. The Corporation, its directors, officers, employees, and agents shall be fully protected in taking any action or making any payment or in refusing so to do in reliance upon the advice of counsel.

Section 8.2 Other Indemnification.

The indemnification herein provide shall not be . deemed exclusive of any other rights to which those seeking indeIIUlification may be entitled under any Bylaw, agreement, vote of shareholders, or disinterested directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, or employee and shall inure the benefit of the heirs, executors, and administrators of such a person.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the Corporation, or is or was serving at the request of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against and incurred by such person in any capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnifY such person against liability under the provisions of this Article VIn or Subsection (l) of Section 16-1 Oa-902 of the Utah Business Corporation Act.

Section 8.4 Settlement bv Corporation.

The right of any person to be indemnified shall be subject always to the right of the Corporation by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit, or proceeding at the expense ofthe Corporation by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

ARTICLE IX

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the Corporation' under the provisions of these Bylaws or under the provisions of the Artic1l:!s of Incorporation or under the provisions of the Revised Utah Business Corporation Act, a waiver thereof in \vriting signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute a waiver ofnotice ofsuch meetings, except where attendance is for the express purpose of objecting to the legality of that meeting.

ARTICLE X

AMENDMENTS

The Bylaws may be altered, amended, repealed, or new Bylaws adopted by a majority of the entire Board of Directors at any regular or special meeting. Any Bylaws adopted by the Board may be altered, amended, or repealed by a majority of the shareholders entitled to vote. These Bylaws may also be altered, amended, repealed, or to by the affirmative vote of a majority of the Board of Directors at an annual meeting or at a spl:!cial meeting called fi::>r that purpose, provided that a written notice shall have been sent to each shareholder of record entitled to vote at such meetings at least ten days before the date of such annual or special meeting, whic:h notice shall state the alterations, amendments, additions, or changes which are proposed to be made in such Bylaws. Only such changes shall be made as have been specified in the notice.

ARTICLE XI

FISCAL YEAR

The fiscal year ofthe Corporation shall be fixed and may be varied by resolution of the Board o f Directors.

ARTICLE XII

DIVIDENDS

The Board of Directors may at any regular or special meeting, as they deem advisable, declare dividends payable out of the surplus of the Corporation.

ARTICLE XIII

CORPORATE SEAL

The Board of Directors may, in its sole discretion, determine whether or not to procure a corporate seal. Ifa seal is preferred, it shall be in the form ofa circle and shall bear the name ofthe Corporation and the word "Utah", signifying the state ofincorporation.

Adopted by resolution of the Board of Directors the 17th day of June, 1995.